                                                                   EXHIBIT 3.3.1

                             AUDIT COMMITTEE CHARTER
                            THORNBURG MORTGAGE, INC.
                             Revised April 23, 2002

         The Audit Committee (the "Committee") is appointed by the Thornburg Mortgage, Inc (the "Company") Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee and the Board of Directors have the responsibility to select, evaluate and, where appropriate, replace the external auditors (the "Auditors"), who are responsible to the Board and the Audit Committee. The Audit Committee, with the assistance of Management and the Auditors, will review i) the financial reporting process,
ii) the system of internal controls, iii) the audit process, and iv) the Company's process for monitoring compliance with laws and regulations. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, Management, and the Auditors. To effectively perform its role, each Committee member will obtain an understanding of the responsibilities of Committee membership as outlined in this charter as well as the Company's business, operations, and risks. The Board has adopted and approved this charter which will govern the activities of the Audit Committee.

         The Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange ("NYSE") rules on audit committees. The Audit Committee shall have at least three members, all of whom are directors and have no business relationship with the Company (or an affiliate) that may interfere with the exercise of their independent judgment. If any business relationship does exist, it will be disclosed to the Board and the Board will determine if that business relationship might interfere with the director's exercise of independent judgment. In order to serve on the Audit Committee each member shall be financially literate. At least one member shall have accounting or related financial expertise. The Board, based upon the recommendation of the Nominating Committee, shall appoint the members of the Audit Committee.

         The Audit Committee shall have the authority to request any officer or employee of the Company or the Company's outside counsel or Auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Under special circumstances that may arise, the Committee may request authority from the Board of Directors to retain special legal counsel, auditors or other consultants to advise the Committee.

         As a matter of Company policy and as part of the Auditor's annual engagement agreement, the Company's Auditors will review the interim financial statements prior to filing its Form 10-Q with the Securities and Exchange Commission (the "SEC"). The Auditors will be instructed to communicate any significant unresolved matters arising out of such review to the Audit Committee or its Chairman, prior to the filing of the Form 10-Q. The Audit Committee shall report any such unresolved matters to the Board.

         The Audit Committee shall meet with the Auditors at least twice annually as part of the annual audit process, as described below, and shall meet with the Auditors in person or telephonically prior to each quarterly Board meeting to review the quarterly financial statements and the Company's accounting practices. The Audit Committee shall report on such meetings to the Board at the next following Board meeting, or earlier, if appropriate.

         The Audit Committee shall have the following responsibilities:

     1. Annually evaluate the performance of the Auditors, review the experience and qualifications of the senior members of the Audit team, recommend to the Board the appointment of the Auditors and approve the fees to be paid to such Auditors.

     2. Meet with the Auditors prior to the audit of the annual financial statements to review the planning, scope and staffing of the audit.

     3. Meet with the Auditors to review the annual audited financial statements and to discuss the results of the audit, including:

         a. major issues regarding accounting and auditing principles and practices,

         b. judgments about the quality of the Company's accounting principles and underlying estimates,

         c. the adequacy of internal controls that could significantly affect the Company's financial statements,

         d. any other matters required to be discussed by Statement on Auditing Standards No. 61, as amended,
              Communications With Audit Committees, relating to the conduct of the audit, and

         e.   obtain from the Auditors assurance that they have complied with
              Section 10A of the Securities Exchange Act of 1934.

     4. Recommend to the Board the inclusion of the annual audited financial statements in the Annual Report on Form 10-K to be filed with the SEC.

     5. The Auditors are free to contact the Chairman of the Audit Committee at any time to discuss any matter that the Auditors feel needs to be brought to the attention of the Audit Committee.

     6. Annually receive reports and/or letters from the Auditors regarding their independence as required by Independence Standards Board Standard No. 1. Discuss with the Auditors any disclosed relationships or services that may affect the Auditors' independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Auditors.

     7. Review the quarterly financial statements with Management at each quarterly Board meeting and review major risk exposures and steps Management has taken to monitor and control such exposures.

     8. Prior to the Company's filing with the SEC and after the Auditors review, the Company will distribute [to the Board and the Audit Committee] the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for review by the Board and the Audit Committee.

     9. Obtain quarterly reports from Management and, when applicable, annual confirmation from the Auditors regarding the compliance of the Company and its subsidiaries with applicable REIT requirements, SEC requirements and its investment policies.

     10. Annually, review and reassess the adequacy of the Audit Committee Charter and recommend any proposed changes to the Board for approval.

     11. Require that the Company's legal counsel disclose at each Board meeting the existence of any legal matter that might have a significant impact on the Company's financial statements, and notify the members of the Audit Committee of any significant legal matter that might arise between Board meetings.

     12. Require that the Company make disclosures as required by the SEC and NYSE in its annual proxy statement regarding the following:

         a.    audit committee independence,

         b. that the Company has adopted an Audit Committee Charter, with a copy attached every three years, and

         c.    the annual Audit Committee report that the Committee has:

               1. reviewed and discussed the annual financial statements with Management and recommended their inclusion in the Form 10-K,

               2. met with the Auditors and discussed the matters related to the conduct of the audit as required under SAS 61, as amended, and

               3. received written disclosures and a letter from the Auditors and confirmed the Auditors independence.

     13. Require Management to provide written confirmation to the NYSE on audit committee member qualifications and related board determinations, as well as the review and re-evaluation of the Audit Committee Charter.

     14. Approve the engagement of the Auditors for any services other than audit and tax matters, and the fee for such services where the amount of the fee is expected to be in excess of $50,000.

Safe Harbor Statement

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. That is the responsibility of Management and the Auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Management and the Auditors or to assure compliance with applicable laws and regulations.